Exhibit (d)(4)

CONFIRMATION LETTER TO NEWS CORPORATION

From:

(1)	P4 Sub L.P.1, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(2)	Permira IV L.P.2, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(3)	Permira Investments Limited, acting by its nominee Permira Nominees Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(4)	P4 Co-Investment L.P., acting by its general partner Permira IV G.P. L.P., acting by its general partner Permira IV G.P. Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(5)	Permira IV G.P. L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV G.P. Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands, as the general partner of the Permira IV Fund; and

(6)	Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands, as the manager of the Permira IV Fund.

To:

(7)	News Corporation, a Delaware corporation (“News Corporation”).

(the parties set out in (1) to (4), together the “Equity Investors”, the parties set out in (1) to (7), together the “Parties”).

14 August 2008

Dear Sirs,

Project Nucleus

We are writing to you in relation to the proposed acquisition (“Acquisition”) by Nuclobel Lux 1 S.àr.l. (“Permira BidCo 1”) (a direct subsidiary of Nuclobel Topco 1 S.àr.l. (“Permira HoldCo 1”), a company controlled by P4 Sub L.P.1) and Nuclobel Lux 2 S.àr.l. (“Permira BidCo 2”, and together with Permira BidCo 1, the “Permira BidCos”) (a direct subsidiary of Nuclobel Topco 2 S.àr.l. (“Permira HoldCo 2”, and together with Permira HoldCo 1, the “Permira HoldCos”), a company controlled by Permira IV L.P.2, Permira Investments Limited and P4 Co-Investment L.P) of up to an aggregate of 51% in number of the issued B ordinary shares (the “Target Shares”) of NDS Group plc (“NDS”), such Acquisition to be effected by means of a court sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the “Scheme”).

We confirm that we are providing this letter (“Letter”) to you solely at your request in connection with you determining whether to enter into the implementation agreement to be entered into between, inter alios, the Permira BidCos and News Corporation, in connection with the Acquisition and the Scheme on or about the date hereof (the “Implementation Agreement”) and whether to undertake the obligations on News Corporation contained in that agreement, and in consideration of you agreeing to do so, and that you may rely upon this Letter for this purpose only.

1.	CONFIRMATIONS

1.1	Each of P4 Sub L.P. 1 (acting by its manager, Permira IV Managers L.P. acting by its general partner Permira IV Managers Limited) and Permira IV L.P.2 (acting by its manager, Permira IV Managers L.P. acting by its general partner Permira IV Managers Limited) (Permira IV L.P.1 and Permira IV L.P.2 so acting in aggregate being the “Permira IV Fund”), severally represents, warrants, agrees and confirms that each of the matters set out in Part 1 of Annex 2 is true.

1.2	Permira Investments Limited represents, warrants, agrees and confirms that each of the matters set out in Part 2 of Annex 2 is true.

1.3	P4 Co-Investment L.P. (acting by its general partner Permira IV G.P. L.P. acting by its general partner Permira IV G.P. Limited) represents, warrants, agrees and confirms that each of the matters set out in Part 3 of Annex 2 is true.

2.	UNDERTAKINGS

2.1	Each of P4 Sub L.P. 1 (acting by its manager, Permira IV Managers L.P. acting by its general partner Permira IV Managers Limited), Permira IV L.P.2 (acting by its manager, Permira IV Managers L.P. acting by its general partner Permira IV Managers Limited) and P4 Co-Investment L.P. (acting by its general partner Permira IV G.P. L.P. acting by its general partner Permira IV G.P. Limited) severally undertakes to you that it will exercise all rights available to it pursuant to the limited partnership agreements relating to the Permira IV Fund (the “Fund Documents”) so as to ensure:

2.1.1	that undrawn or uncalled commitments of the limited partners in P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. shall, at all time up until the satisfaction of the obligation of each of P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. under the Equity Commitment Letter (as defined below) has been satisfied, remain sufficient to meet the equity commitments subject to and on the terms of the Equity Commitment Letter;

2.1.2	that the amounts set out opposite their names in columns (2) and (3) of Annex 1 shall be drawn down or called upon under the Fund Documents (including, as necessary and without limitation, by issuing drawdown notices to the limited partners in Permira IV Fund in accordance with the terms of the Fund Documents) and directed in the manner prescribed by paragraph 2.4.5 and the equity commitment letter to be entered into on or about the date of this Letter and made between the Equity Investors, the Permira HoldCos and the Permira BidCos (the “Equity Commitment Letter”) for the purpose of enabling the Permira BidCos to satisfy the consideration payable by them for the Acquisition in accordance with the terms specified in the announcement to be issued in respect of the Scheme (the “Announcement”). The amounts drawn down or called upon under the Fund Documents in respect of each of P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. will be for the amount of Euros set out opposite their respective names in column (3) of Annex 1, plus in respect of column (2) of Annex 1 such amount of Euros as will enable (when invested by P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. in the relevant Permira HoldCos and when invested by the relevant Permira HoldCos in the relevant Permira BidCos, in each case in accordance with the terms of the Equity Commitment Letter) the relevant Permira BidCo to have available to it the US$ amount required to be paid by it pursuant to the Scheme.

2.2	Permira Investments Limited represents and warrants to you that it shall have available to it sufficient funds to meet its obligations to make an equity commitment subject to and on the terms of the Equity Commitment Letter and severally undertakes to you that it will make available not less than the amounts set out opposite its name in columns (2) and (3) of Annex 1 for the purpose of the Acquisition, and that it shall direct such funds in the manner prescribed by paragraph 2.4.5 and the Equity Commitment Letter for the purpose of enabling the Permira BidCos to satisfy the consideration payable by them for the Acquisition in accordance with the terms specified in the Announcement. The amounts so made available by Permira Investments Limited will be for the amount of Euros set out opposite its name in column (3) of Annex 1 plus, in respect of column (2) of Annex 1, such amount of Euros as will enable (when invested in Permira HoldCo 2 and when invested by Permira HoldCo 2 in Permira BidCo 2, in each case in accordance with the terms of the Equity Commitment Letter) Permira BidCo 2 to have available to it the US$ amount required to be paid by it pursuant to the Scheme.

2.3

Each of the Equity Investors severally undertakes to you that, in accordance with the undertakings given above, immediately upon the amounts set out opposite each of the Equity Investors’ names in columns (2) and (3) of Annex 1 being made available or, in the case of P4 Sub L.P.1 and Permira L.P.2, being drawn down by the Permira IV Fund, it will not (so far as each of the Equity Investors is lawfully able to do so) do, undertake to do, permit nor cause to be done anything that may prevent, be inconsistent with, prejudice or otherwise frustrate or restrict the flow of funds contemplated by the Equity Commitment Letter and by the undertakings given above.

2.4	Each of the Equity Investors severally undertakes to you:

2.4.1	to comply with its obligations under the Equity Commitment Letter;

2.4.2	to procure, so far as it is lawfully able, that each of the Permira HoldCos and each of the Permira BidCos complies with their respective obligations under the Equity Commitment Letter;

2.4.3	not to agree to amend, vary, novate, supplement or terminate the Equity Commitment Letter or waive any right or give any consent or exercise any discretion thereunder, or agree to vary, amend, increase, extend or withdraw the offer under the Scheme, or agree to do any of such things without in each such case your prior written consent (such consent not to be unreasonably withheld or delayed);

2.4.4	that, until such time as it has discharged its respective obligations to make funds available to the Permira BidCos under the Equity Commitment Letter, it will not redeem, transfer, sell, assign or otherwise dispose of or deal in any shares or debt or equity securities in the Permira HoldCos or the Permira BidCos (“Relevant Securities”) or grant any entitlement to, interest in or option over any Relevant Securities to any person unless and then only to the extent that alternative undertakings have been agreed with you;

2.4.5	to procure (so far as it is lawfully able) that each of the Permira HoldCos (as applicable) carry out the relevant actions so that all amounts subscribed and directed as set out in this Letter are passed to the relevant Permira BidCo for the purpose of enabling the Permira BidCos to satisfy the consideration payable by the Permira BidCos pursuant to and in accordance with the terms of the Scheme; and

2.4.6	to notify you in writing without delay if it becomes aware of any circumstance which would be reasonably likely to prejudice the ability of any of them or of either of the Permira HoldCos or of either of the Permira BidCos to comply with the terms of this letter and/or the terms of the Equity Commitment Letter or which would render any of the confirmations given in Annex 2 inaccurate.

2.5	Each of the Equity Investors undertakes not to make any investments prior to the Regulatory Clearances (as defined in the Implementation Agreement) being obtained or the termination of this Agreement whichever is the earliest that could reasonably be expected to have an adverse effect on the ability of the Permira BidCos to fulfil or procure the fulfilment of the Regulatory Conditions (as defined in the Implementation Agreement) in accordance with clause 2.3 of the Implementation Agreement.

2.6

Each Equity Investor shall use its reasonable best endeavours to cause the representations contained in Section 10.2(a) of the stockholders agreement (to be entered into between, inter alia, the Permira BidCos and News Corporation in respect of their interests in NDS) to be true, correct and complete in all respects immediately following the Scheme becoming effective and each Equity Investor and News Corporation shall use its reasonable best endeavours to cause Condition 11 in Appendix I to the Announcement to be fulfilled.

2.7	Each of Permira IV G.P. L.P. (acting by its general partner Permira IV G.P. Limited) and Permira IV Managers L.P. (acting by its general partner Permira IV Managers Limited) severally undertakes to you to procure (to the extent it is in its control as general partner and manager respectively) the compliance of the Equity Investors with the terms of this Letter.

3.	DURATION

This Letter and all obligation hereunder shall terminate, without any recourse to the Equity Investors, Permira IV G.P. L.P. or Permira IV Managers L.P. and be of no further force or effect, immediately and automatically upon the earlier to occur of (i) other than clause 2.6 of this Letter (which shall terminate upon the effectiveness of the Scheme) the performance in full of the payment obligations in clauses 1.4 and 1.5 of the Equity Commitment Letter; (ii) the termination of the Implementation Agreement to be entered into on or around the date hereof; and (iii) the date on which the Scheme lapses, is withdrawn or otherwise ceases to be capable of becoming effective.

4.	MISCELLANEOUS

4.1	Except as may be required by applicable law and/or regulation, this Letter should not be disclosed to any other person although you may deliver a copy to your professional advisers for the purposes of obtaining professional advice in relation to the Acquisition.

4.2	The obligations of the Equity Investors, Permira IV G.P. L.P. and Permira IV Managers L.P. under this Letter are several, not joint and several, and accordingly no Equity Investor will be under any obligation under any circumstances to contribute, or cause there to be contributed, pursuant to this Letter an amount in excess of the aggregate of the amounts set opposite its name in columns (2) and (3) of Annex 1.

4.3	Each of the Parties to this Agreement hereby acknowledge that each of the limited partners in each of P4 Sub L.P.1, Permira IV L.P.2 and P4 Co-Investment L.P. have limited liability and, notwithstanding any other provision in this Letter, each of the Parties hereby acknowledges and hereby agrees that the liability of the partners in or members of any of the Parties which is constituted as a partnership or as a limited liability company shall be regulated in accordance with the law of the jurisdiction in which that partnership or company is registered or otherwise constituted.

4.4	This Letter, including this clause, may be amended only by a written document signed by all the Parties.

4.5	Neither this Letter nor any right or obligation hereunder shall be assigned, pledged or otherwise transferred in whole or in part, without the prior written consent of the other Parties.

4.6	Nothing contained in this Letter shall be deemed to constitute a partnership between the Parties, and persons shall not be deemed to be connected with each other or to be acting in concert solely because they are parties to this Letter.

4.7	The invalidity, illegality or unenforceability of any provision of this Letter shall not affect the continuation in force of the remainder of this Letter.

4.8	This Letter shall be governed by and construed in accordance with the laws of England, and any disputes pertaining to its interpretation, implementation or termination shall be submitted to the exclusive jurisdiction of the Courts of England and Wales.

4.9	Each of the Parties set out in (1) to (6) of the first page of this Letter irrevocably appoints Clifford Chance Secretaries Limited as its agent under this Letter for service of process in any proceedings before the English courts in connection with the transactions described in this Letter. If Clifford Chance Secretaries Limited is unable for any reason to so act, the Parties set out in (1) to (6) of the first page of this Letter shall, within 10 Business Days (as defined in the Implementation Agreement) of such event taking place, appoint another agent on terms acceptable to News Corporation (acting reasonably).

Yours faithfully,

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV Managers Limited as general partner of	)
Permira IV Managers L.P. as	)
manager of P4 Sub L.P. 1)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV Managers Limited as general partner of	)
Permira IV Managers L.P. as	)
manager of Permira IV L.P. 2)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira Nominees Limited as nominee for	)
Permira Investments Limited	)

Signed by Matthew Chick	)	/s/ Matthew Chick
for and on behalf of	)
Permira IV G.P. Limited as general partner of	)
Permira IV G.P. L.P. as	)
general partner of P4 Co-Investment L.P.	)

Permira IV G.P. Limited as general partner of	)	/s/ Matthew Chick
Permira IV G.P. L.P.	)

Permira IV Managers Limited as general partner of	)	/s/ Matthew Chick
Permira IV Managers L.P.	)

Agreed and accepted

/s/ Lawrence A. Jacobs
For and on behalf of
News Corporation

ANNEX 1

Equity Investor (1)	Maximum Equity Commitment (US$) (2)	Maximum Equity Commitment (EUR) (3)	Equity Investment in Permira HoldCo 1 or Permira HoldCo 2 (4)	Percentage of Total Commitment (5)
P4 Sub L.P.1	178,400,836	291,560.42	Permira HoldCo 1	19.4373610%
Permira IV L.P.2	720,789,075	1,177,985.29	Permira HoldCo 2	78.5323528%
Permira Investments Limited	14,514,113	23,720.41	Permira HoldCo 2	1.5813605%
P4 Co-Investment L.P.	4,120,349	6,733.88	Permira HoldCo 2	0.4489257%
Total	917,824,373	1,500,000		100%

ANNEX 2

Confirmations

Part 1

1.	The investment in equity, directly or through investment vehicles, in the Permira HoldCos and the Permira BidCos (together the “Acquisition Group”), companies directly and indirectly controlled by one or more of the Equity Investors, for the purposes of the Acquisition is in accordance with the terms of the constitutional documents relating to the Permira IV Fund (the “Fund Documents”) and satisfies the investment strategies of the Permira IV Fund and will not involve the general partners, or managing limited partner, of the limited partnerships comprising the Permira IV Fund acting beyond any of their specific authorities and powers under, but not limited to, the Fund Documents.

2.	The undrawn or uncalled commitments of the limited partners in the Permira IV Fund (the “Limited Partners”) amount in aggregate to at least the amounts set out opposite its name in columns (2) and (3) of Annex 1 and the investment period of the relevant limited partnership has not been terminated, and there is no agreement to terminate the investment period by the general partners, or managing limited partner of the relevant limited partnership.

3.	The investment powers of the general partners and managers under the Fund Documents are sufficient to give them the necessary authority to approve the entry into of this Letter and the Equity Commitment Letter and such investment powers have not been suspended nor their exercise restricted in any other way which would impede the Permira IV Fund from making the investments specified in this Letter.

4.	None of the limited partnerships comprising the Permira IV Fund have entered into other commitments or incurred any actual or contingent liability that might restrict or reduce the amount of funds available to be called or drawn down under the Fund Documents to less than the amounts set out opposite their names in columns (2) and (3) of Annex 1.

5.	The Permira IV Fund carries out appropriate “know your client” type compliance checks on each of its Limited Partners to check for, among other things, money laundering.

6.	In relation to the investment in the Acquisition Group, we are not aware of anything which would prevent or excuse any Limited Partner from satisfying any call upon the Limited Partner’s funding commitment in full when made nor are we aware of anything which would prevent or restrict the general partners, or manager, from making a call on the Limited Partners pursuant to the Fund Documents.

7.	The investment in the Acquisition Group does not fall within any category of investments which have been agreed by side letter (or otherwise) with the Limited Partners to be prohibited or in respect of which any Limited Partners are excused from complying with a call.

8.	The signatories to this Letter are not aware of any proceedings against the Permira IV Fund which would impede the Permira IV Fund from making the investments specified in this Letter and they are not aware of any judgment, order or injunction affecting the Permira IV Fund.

9.	All necessary steps to approve the giving of this Letter and the entry into of the Equity Commitment Letter have been taken by the limited partnerships comprising the Permira IV Fund.

10.	Each of P4 Sub L.P.1 and Permira IV L.P.2 is a limited partnership duly registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended) and has the legal right and full power and authority (including all necessary consents, authorisations, confirmations, permissions, certificates, approvals, authorities or other corporate action as may be required) to provide and perform the undertakings contained in this Letter and the Equity Commitment Letter and any other documents to be executed by each of P4 Sub L.P.1 and Permira IV L.P.2 pursuant to or in connection with this Letter and/or the Equity Commitment Letter.

11.	The obligations expressed to be assumed by it under this Letter and any other documents to be executed by it pursuant to or in connection with this Letter constitute (or in the case of such other documents will when executed constitute) legal and valid and (subject to the Reservations) binding and enforceable obligations on P4 Sub L.P.1 and on Permira IV L.P.2, respectively, in accordance with their respective terms.

12.	The investment, directly or through investment vehicles, in the Acquisition Group for the purposes of the Acquisition, will not result in a breach of or give any third party a right to terminate or modify any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which a limited partnership comprising the Permira IV Fund is a party or by which a limited partnership comprising the Permira IV Fund or any of its assets is bound, only to the extent that such breach or right might prevent, be inconsistent with, prejudice or otherwise frustrate or restrict the Permira IV Fund’s ability to comply with its undertakings or give the confirmations contained in this Letter or the Equity Commitment Letter.

13.	Each signatory of this Letter and the Equity Commitment Letter on behalf of P4 Sub L.P.1 and Permira IV L.P.2 is authorised to sign this Letter and the Equity Commitment Letter on behalf of P4 Sub L.P.1 and Permira IV L.P.2, respectively.

Part 2

1.	The aggregate amount of funds being made available by Permira Investments Limited for the Acquisition is the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1.

2.	Permira Investments Limited has the legal right and full power and authority (including all necessary consents, authorisations, confirmations, permissions, certificates, approvals, authorities or other corporate action as may be required) to provide and perform the undertakings contained in this Letter and the Equity Commitment Letter and any other documents to be executed by Permira Investments Limited pursuant to or in connection with this Letter which constitute (or in the case of other documents will when executed constitute) legal and valid and (subject to the Reservations) binding and enforceable obligations on Permira Investments Limited in accordance with their respective terms.

3.	The investment, directly or through investment vehicles, in the Acquisition Group for the purposes of the Acquisition, will not:

(a)	result in a breach of any provision of the constitutional documents of Permira Investments Limited; or

(b)	result in a breach of or give any third party a right to terminate or modify any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which Permira Investments Limited is a party or by which Permira Investments Limited or any of its assets is bound, only to the extent that such breach or right might prevent, be inconsistent with, prejudice or otherwise frustrate or restrict Permira Investments Limited’s ability to comply with its undertakings or give the confirmations contained in this Letter or the Equity Commitment Letter.

4.	Permira Investments Limited has not entered into other commitments or incurred any actual or contingent liability that might restrict or reduce its ability to make available the funds referred to in the undertakings it has given in this Letter.

5.	Each signatory of this Letter and the Equity Commitment Letter on behalf of Permira Investments Limited is authorised to sign this Letter and the Equity Commitment Letter on behalf of Permira Investments Limited.

Part 3

1.	The aggregate amount of funds being made available by P4 Co-Investment L.P. for the Acquisition is the aggregate of the amounts set out opposite its name in columns (2) and (3) of Annex 1.

2.	P4 Co-Investment L.P. has the legal right and full power and authority (including all necessary consents, authorisations, confirmations, permissions, certificates, approvals, authorities or other corporate action as may be required) to provide and perform the undertakings contained in this Letter, the Equity Commitment Letter and any other documents to be executed by P4 Co-Investment L.P. pursuant to or in connection with this Letter which when executed will constitute legal and valid and (subject to the Reservations) binding and enforceable obligations on P4 Co-Investment L.P. in accordance with their respective terms.

3.	Permira IV G.P. Limited is the general partner of Permira IV G.P. L.P., which is the general partner of P4 Co-Investment L.P. and has all necessary power and authority to execute and deliver this Letter and the Equity Commitment Letter and any other documents to be executed by it pursuant to or in connection with this Letter on behalf of P4 Co-Investment L.P. which constitute (or, in the case of such other documents, will when executed constitute) legal and valid and (subject to the Reservations) binding and enforceable obligations on P4 Co-Investment L.P., in accordance with their respective terms.

4.	The investment, directly or through investment vehicles, in the Acquisition Group for the purposes of the Acquisition, will not:

(a)	result in a breach of any provision of the constitutional documents of P4 Co-Investment L.P.; or

(b)	result in a breach of or give any third party a right to terminate or modify any agreement, licence or other instrument or result in a breach of any order, judgment or decree of any Court, governmental agency or regulatory body to which P4 Co-Investment L.P. is a party or by which P4 Co-Investment L.P. or any of its assets is bound, only to the extent that such breach or right might prevent, be inconsistent with, prejudice or otherwise frustrate or restrict P4 Co-Investment L.P.’s ability to comply with its undertakings or give the confirmations contained in this Letter or the Equity Commitment Letter.

5.	P4 Co-Investment L.P. has not entered into other commitments or incurred any actual or contingent liability that might restrict or reduce its ability to make available the funds referred to in this Letter or the Equity Commitment Letter.

6.	Each signatory of this Letter and the Equity Commitment Letter on behalf of P4 Co-Investment L.P. is authorized to sign this Letter and the Equity Commitment Letter on behalf of P4 Co-Investment L.P.

For the purposes of this Annex 2, “Reservations” means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims under the limitation acts, defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which relevant obligations may have to be performed.

DEED OF AMENDMENT TO CONFIRMATION LETTER

THIS DEED is made the tenth day of December 2008

BETWEEN:

(1)	P4 Sub L.P.1, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(2)	Permira IV L.P.2, a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its manager, Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(3)	Permira Investments Limited, acting by its nominee Permira Nominees Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(4)	P4 Co-Investment L.P., acting by its general partner Permira IV G.P. L.P., acting by its general partner Permira IV G.P. Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands;

(5)	Permira IV G.P. L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV G.P. Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands, as the general partner of the Permira IV Fund;

(6)	Permira IV Managers L.P., a limited partnership registered in Guernsey under the Limited Partnerships (Guernsey) Law, 1995 (as amended), acting by its general partner Permira IV Managers Limited whose registered office is at Trafalgar Court, Les Banques, St Peter Port, Guernsey, Channel Islands, as the manager of the Permira IV Fund; and

(7)	News Corporation, a Delaware corporation (“News Corporation”).

(the parties set out in (1) to (4), together the “Equity Investors”, the parties set out in (1) to (7), together the “Parties”).

WHEREAS:

(A)	The Parties entered into a confirmation letter dated 14 August 2008 (“Letter”) relating to, inter alia, the Scheme which is expected to become fully effective in early 2009.

(B)	The Letter was provided to News Corporation in connection with it determining whether to enter into the Implementation Agreement and whether to undertake the obligations of News Corporation contained in that agreement and on the basis that News Corporation might rely on the Letter for that purpose only.

(C)	Pursuant to clause 2.4.3 of the Letter, the Equity Investors undertook not to agree to amend the terms of the Equity Commitment Letter without the prior written consent of News Corporation (such consent not to be unreasonably withheld or delayed).

(D)	The Parties now wish to amend the Letter and News Corporation wishes to record its consent to the amendment of the Equity Commitment Letter, on the terms set out below.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Unless the context otherwise requires, capitalised terms in this Deed and the Recitals shall bear the meanings ascribed to them in the Letter.

1.2	In this Deed, unless the contrary intention appears, a reference to a Clause, sub clause or Annex is a reference to a Clause, sub clause or Annex of or to this Deed.

1.3	The headings in this Deed do not affect its interpretation.

2.	AMENDMENT TO THE LETTER

The parties to this Deed hereby agree that the Letter shall be amended, and thereafter shall be read and construed for all purposes by deleting Annex 1 to the Letter and replacing it with Annex 1 to this Deed.

3.	AMENDMENT TO THE EQUITY COMMITMENT LETTER

News Corporation hereby consents to the amendment of the Equity Commitment Letter pursuant to the terms of the Deed of Amendment to Equity Commitment Letter attached as Annex 2 to this Deed (“Deed of Amendment to the Equity Commitment Letter”).

4.	GENERAL

4.1	The Letter as hereby amended is hereby ratified and confirmed and the Parties hereto acknowledge and agree that the provisions of this Deed shall be without prejudice to the rights and remedies of any party to the Letter as regards any antecedent breach thereof.

4.2	With effect from the date of this Deed, all references in the Letter as hereby amended shall include this Deed and the Letter as amended by this Deed.

4.3	With effect from the date of this Deed, all references in the Letter to the Equity Commitment Letter shall, following the due execution of the Deed of Amendment to the Equity Commitment Letter by the parties to that deed, be to the Equity Commitment Letter and as amended by the Deed of Amendment to the Equity Commitment Letter.

4.4	This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

4.5	The parties agree that the provisions of clause 4 (Miscellaneous) of the Letter apply to this Deed as though they were set out, mutatis mutandis, in this Deed in full.

ANNEX 1

Equity Investor (1)	Maximum Equity Commitment (US $) (2)	Maximum Equity Commitment (EUR) (3)	Equity Investment in Permira HoldCo 1 or Permira HoldCo 2 (4)	Percentage of Total Commitment (5)
P4 Sub L.P.1	177,936,271.42	291,560.41	Permira HoldCo 1	19,4373610%
Permira IV L.P.2	718,912,103.43	1,177,985.29	Permira HoldCo 2	78.5323528%
Permira Investments Limited	14,476,317.05	23,720.41	Permira HoldCo 2	1.5813605%
P4 Co-Investment L.P.	4,109,619.60	6,733.89	Permira HoldCo 2	0.4489257%
Total	915,434,311.50	1,500,000.00		100.0000000%

ANNEX 2

Deed of Amendment to Equity Commitment Letter

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered as a deed on the day and year first above written.

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira IV Managers Limited as general partner of	)	Lyndsey Griffiths
Permira IV Managers L.P. as	)	Northern Trust International Fund Administration
manager of P4 Sub L.P. 1)		Services (Guernsey) Limited, as Secretary

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira IV Managers Limited as general partner of	)	Lyndsey Griffiths
Permira IV Managers L.P. as	)	Northern Trust International Fund Administration
manager of Permira IV L.P. 2)		Services (Guernsey) Limited, as Secretary

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira Nominees Limited as nominee for	)	Lyndsey Griffiths
Permira Investments Limited	)	Northern Trust International Fund Administration
Services (Guernsey) Limited, as Secretary

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira IV G.P. Limited as general partner of	)	Lyndsey Griffiths
Permira IV G.P. L.P. as	)	Northern Trust International Fund Administration
general partner of P4 Co-Investment L.P.	)	Services (Guernsey) Limited, as Secretary

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira IV G.P. Limited as general partner of	)	Lyndsey Griffiths
Permira IV G.P. L.P.	)	Northern Trust International Fund Administration
Services (Guernsey) Limited, as Secretary

Executed as a deed by Paul Guilbert	)	/s/ Paul Guilbert
for and on behalf of	)	/s/ Lyndsey Griffiths
Permira IV Managers Limited as general partner of	)	Lyndsey Griffiths
Permira IV Managers L.P.	)	Northern Trust International Fund Administration
Services (Guernsey) Limited, as Secretary

Executed as a deed by	)	/S/ JANET NOVA
for and on behalf of	)
News Corporation	)